EXHIBIT 10.11

                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT

INSURER/POLICY NUMBER:     Southland Life/0660015169

BANK: The Vintage Bank, a state-chartered commercial bank and wholly-owned subsidiary of North Bay Bancorp (the "Holding Company")

INSURED:  Dale Brain

RELATIONSHIP OF INSURED TO BANK: Executive Officer

DATE:    September 21, 2001

         The respective rights and duties of the Bank and the Insured in the above policy(ies) (the "Policy" or "Policies") shall be as follows:

I.       DEFINITIONS

         1. Refer to the Policy provisions for the definition of all terms in this Agreement other than those contained herein or set forth below:

         2. The term "Affiliate" shall mean a corporation or entity of any type directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Bank, within the meaning of Rule 144 under the Securities Act of 1933, as amended.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw the Policy cash values. Where the Bank and the Insured (or beneficiary[ies] or assignee[s], with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject split dollar Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Insured (or beneficiary[ies] or assignee[s]) shall have the right and power to designate a beneficiary or beneficiaries to receive his share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

IV.      PREMIUM PAYMENT METHOD

         The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to maintain the Policy in force.

V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income received each year on Form W-2 or its equivalent.

VI.      DIVISION OF DEATH PROCEEDS

         Subject to Paragraph VII herein, the division of the death proceeds of the Policy is as follows:

         1. If death occurs before age seventy one (71), the Insured's beneficiary(ies) shall be entitled to the lesser of $500,000, or one hundred percent (100%) of the net at risk insurance proceeds. If death occurs after age seventy one (71) but on or before age eighty one (81), the Insured's beneficiaries shall be entitled to the lesser of $350,000, or one hundred percent (100%) of the net at risk insurance proceeds. If death occurs after age eighty one (81), the Insured's beneficiaries shall be entitled to the lesser of $200,000, or one hundred percent (100%) of the net at risk insurance proceeds. The net at risk insurance portion is the total proceeds less the cash value of the Policy.

         2. The Bank and the Insured (or beneficiary[ies] or assignee[s]) shall share in any interest due on the death proceeds on a pro rata basis in the ratio that the proceeds due the Bank and the Insured, respectively, bears to the total proceeds, excluding any such interest.

         3 In the event that the Policy is terminated  other than as a result of
(a) a termination of this Agreement pursuant to paragraph X or (b) any intentional act of the Insured which results in the termination of the Policy, then the Bank shall pay to the Insider's beneficiary(ies) an amount which will provide a total after-tax death benefit equal to the benefit that the Insured would have received if the Policy had not been terminated.

VII.     DIVISION OF CASH SURRENDER VALUE

         The Bank shall at all times be entitled to an amount equal to the Policy's cash value, as that term is defined in the Policy, less any Policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable Policy surrender charges. Such cash value shall be determined as of the date of surrender of the Policy or death of the Insured as the case may be.

VIII.    PREMIUM WAIVER

         If the Policy contains a premium waiver provision, any such waived amounts shall be considered for all purposes of this Agreement as having been paid by the Bank.

IX.      RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

         In the event the Policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the Policy's cash value. Such endowment proceeds or annuity benefits shall be treated like death proceeds for the purposes of division under this Agreement.

X.       TERMINATION OF AGREEMENT

         This Agreement shall terminate at the option of the Bank following thirty (30) days written notice to the Insured upon the happening of any one of the following: (i) the Insured commits fraud, theft or embezzlement against the Bank, or any subsidiary or Affiliate thereof; (ii) the Insured commits a felony or a crime involving moral turpitude; (iii) the Insured compromises trade secrets or other proprietary information of the Bank, or any subsidiary or Affiliate thereof; (iv) the Insured breaches any non-solicitation agreement with the Bank, or any subsidiary or Affiliate thereof; (v) the Insured breaches any of the material terms of any employment agreement entered into with the Bank or Holding Company and, if given the right in any such employment agreement, fails to cure said breach in accordance therewith; (vi) the Insured breaches any of the material terms of this Agreement; (vii) the Insured engages in any grossly negligent act or willful misconduct that causes, or could be reasonably expected to cause, harm to the business, operations or reputation of the Bank, or any subsidiary or Affiliate thereof; or (viii) the Bank, or any subsidiary or Affiliate thereof, is ordered to terminate any employment agreement by any governmental regulatory agency with supervisory authority over the Bank, or any subsidiary or Affiliate thereof.:

         Upon such termination, the Insured (or beneficiary[ies] or assignee[s]) shall have a ninety (90) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall be the greater of:

         1. The Bank's share of the cash value of the Policy on the date of such assignment, as defined in this Agreement.

         2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

         Should the Insured (or beneficiary[ies] or assignee[s]) fail to exercise this option within the prescribed ninety (90) day period, the Insured (or beneficiary[ies] or assignee[s]) agrees that all of his rights, interest and claims in the Policy shall terminate as of the date of the termination of this Agreement.

         Except  as  provided   above,   this  Agreement  shall  terminate  upon
distribution of the death benefit proceeds in accordance with Paragraph VI above.

XI.      INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the prior written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the Policy nor any rights, options, privileges or duties created under this Agreement.

XII.     AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall be binding upon the Insured and the Bank, and their respective heirs, successors, personal representatives and assigns, as applicable.

XIII.    NAMED FIDUCIARY AND PLAN ADMINISTRATOR

         The Holding Company is hereby designated the "Named Fiduciary" until resignation or removal by its Board of Directors. As Named Fiduciary, the Holding Company shall be responsible for the management, control, and administration of this Agreement as established herein. The Named Fiduciary may allocate to others certain aspects of the management and operations responsibilities of this Agreement, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

XIV.     FUNDING POLICY

         The funding Policy for this Agreement shall be to maintain the Policy in force by paying, when due, all premiums required.

XV.      CLAIM PROCEDURES

         Claim forms or claim information as to the subject Policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the Policy, it should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued to the Named Fiduciary.

         In the event that a claim is not eligible under the Policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the Policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, it should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XVI.     GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XVII.    INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as set forth herein upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Agreement as of the above written date.

THE VINTAGE BANK                            INSURED


By: _____________________________________   By: ________________________________
    Terry L. Robinson                           Dale Brain
    President and Chief Executive Officer

Acceptance of Named Fiduciary Designation:

NORTH BAY BANCORP


By: _____________________________________
    Terry L. Robinson
    President and Chief Executive Officer

                          BENEFICIARY DESIGNATION FORM

Primary Designation:


Name                                        Relationship
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Contingent Designation:

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_____________, 2001



Signed:    ____________________________
           Dale Brain